Chapman and Cutler LLP
111 West Monroe Street
 Chicago, Illinois 60603

October 6, 2017

Securities and Exchange Commission
100 Fifth Street, N.E.
 Washington, D.C.  20549

Re:	RiverNorth Marketplace Lending Corporation Registration Statement on Form 8‑A

Ladies and Gentlemen:

On behalf of RiverNorth Marketplace Lending Corporation (the “Fund”), we enclose herewith for filing pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, the Fund’s Registration Statement on Form 8‑A covering shares of the Fund’s Series A Term Preferred Stock, $0.0001 par value per share (the “Shares”).

On June 20, 2017, the Fund filed with the Securities and Exchange Commission its initial Registration Statement on Form N‑2 (Registration Nos. 333-218851 and 811‑23067) to register the Shares under the Securities Act of 1933, as amended.

The Shares are being listed on the New York Stock Exchange LLC and, accordingly, an executed copy of the Form 8‑A has been mailed for filing with the New York Stock Exchange LLC.

If you have any questions concerning this filing or require any additional information, please contact me at (312) 845‑3273.

Very truly yours,

Chapman and Cutler llp

By	/s/ Walter L. Draney
Walter L. Draney

Enclosures

cc:	Marcus L. Collins

Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

RiverNorth Marketplace Lending Corporation
(Exact name of registrant as specified in its charter)

Maryland	32-0472699
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

325 N. LaSalle Street #645, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [  ]

Securities Act registration statement file number to which this form relates:  333-218851

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Term Preferred Stock $0.0001 par value per share	New York Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are shares of Series A Term Preferred Stock, $0.0001 par value per share (the “Shares”), of RiverNorth Marketplace Lending Corporation (the “Registrant”).  An application for listing of the Shares has been filed with the New York Stock Exchange LLC.  A description of the Shares is contained under the caption “Description of Series A Term Preferred Stock” in the Preliminary Prospectus, which is a part of Pre-effective Amendment No. 1 to the Registration Statement on Form N‑2 (Registration Nos. 333-218851 and 811‑23067), filed with the Securities and Exchange Commission on October 2, 2017.  Such description is incorporated by reference herein.  In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8‑A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RiverNorth Marketplace Lending Corporation

By:	/s/ Marcus L. Collins
Marcus L. Collins, Secretary

October 6, 2017